Exhibit 5.3

AEGON N.V. AEGONplein 50 PO Box 85 2501 CB The Hague The Netherlands	Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020 USA Tel +1 212 610 6300 Fax +1 212 610 6399 www.allenovery.com
January 31, 2012	0042338-0000524 NY:13292009.3

Registration Statement on Form F-3 (File No. 333-174878)

Ladies and Gentlemen:

We have acted as special United States counsel for AEGON N.V., a company incorporated under the laws of the Netherlands (AEGON) and AEGON Funding Company LLC, a Delaware limited liability company (AFC), in connection with:

(a)       the offering of, inter alia, an indeterminate number of, (i) debt securities of AEGON or AFC, which, if issued by AFC will be guaranteed by AEGON (the Debt Securities) and (ii) guarantees of AEGON or AFC (the Guarantees) under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement on Form F-3 (the Registration Statement). The Debt Securities and the Guarantees have an indeterminate aggregate offering price and will be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Debt Securities will be issued under the Base Indenture (as defined below).

(b)      the offer and sale of $500,000,000 aggregate principal amount of 8.00% Non-Cumulative Subordinated Notes due 2042 (the Subordinated Notes) by AEGON.

The Subordinated Notes, as well as any other Debt Securities and Guarantees, are to be issued pursuant to an indenture dated as of October 11, 2001, (the Base Indenture), among AEGON, AFC and The Bank of New York Mellon Trust Company, a national banking association (as successor trustee to Citibank, N.A. under the Agreement of Resignation, Appointment and Acceptance, dated as of August 21, 2007 by and among AEGON, AFC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., the Trustee), as amended and supplemented prior to the date hereof.  The Subordinated Notes are to be issued pursuant to the Base Indenture, as further modified and supplemented by an eighth supplemental indenture dated as of January 31, 2012 (the Supplemental Indenture, together with the Base Indenture, the Indenture), and sold pursuant to an underwriting agreement dated January 24, 2012 (the Underwriting Agreement), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives, the other underwriters named therein and AEGON.

A.            SCOPE OF REVIEW AND RELIANCE

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is authorised and regulated by the Solicitors Regulation Authority of England and Wales. The term partner or compagnon is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AD and at its Amsterdam office.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Athens, Bangkok, Beijing, Belfast, Bratislava, Brussels, Bucharest (associated office), Budapest, Casablanca, Doha, Dubai, Düsseldorf, Frankfurt, Hamburg, Hong Kong, Jakarta (associated office), London, Luxembourg, Madrid, Mannheim, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Riyadh (associated office), Rome, São Paulo, Shanghai, Singapore, Sydney, Tokyo, Warsaw and Washington, D.C.

In that connection, we have examined the Registration Statement, a copy of the Base Indenture incorporated by reference into the Registration Statement as Exhibit 4.5, a copy of the Supplemental Indenture incorporated by reference into the Registration Statement as Exhibit 4.10, the opinion of Allen & Overy LLP incorporated by reference into the Registration Statement as Exhibit 5.2 and such additional documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

B.	ASSUMPTIONS

In giving this opinion, we have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	the authenticity and completeness of all documents submitted to us as originals;

3.	the conformity to original documents and the completeness of all documents submitted to us as certified or conformed copies or photocopies and the authenticity of the originals of such documents;

4.	the conformity to original documents and the completeness of all documents received by us by facsimile transmission and the authenticity of the originals of such documents;

5.	the due authorization, execution and delivery of the Indenture and the Subordinated Notes;

6.

that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture;

7.	that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and

8.	that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

C.	OPINIONS

On the basis of the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.	The Debt Securities, when issued by AEGON in accordance with the terms of the Base Indenture, will constitute valid and legally binding obligations of AEGON.

2.

Each Guarantee of AEGON, when it has been duly authorized, executed and delivered by AEGON, and assuming due authorization, execution and delivery by the guarantee trustee, will constitute a valid and legally binding obligation of AEGON.

3.

When authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to the Underwriting Agreement, the Subordinated Notes will constitute valid and legally binding obligations of AEGON.

In rendering the opinions expressed in Paragraphs 1 and 2, we have further assumed that: (i) the terms of the governing instruments or agreements under which the Debt Securities and the Guarantees are to be issued will have been duly authorized and established by AEGON, and the governing instruments or agreements will have been duly executed and delivered by the parties thereto; (ii) the terms of the Debt Securities and the Guarantees to be issued will have been duly established in conformity with any applicable governing instrument or agreement, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AEGON and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AEGON; (iii) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the prices and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iv) AEGON will authorize the offering and issuance of the Debt Securities and the Guarantees and will authorize, approve and establish the final terms and conditions thereof and of any applicable debt security, warrant agreement, guarantee agreement, purchase contract agreement, unit agreement or supplemental indenture and will take any other appropriate additional corporate action; and (v) certificates representing the Debt Securities and the Guarantees will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, guarantee agreement, purchase contract agreement or unit agreement, duly authenticated and countersigned and will be issued and sold as contemplated in the Registration Statement.

For purposes of Paragraph 2 hereof, we have assumed that the execution and delivery of any guarantee agreement, and any indebtedness or obligations covered by any guarantee agreement, do not violate any applicable law or any agreement or instrument to which AEGON, or the obligor of such indebtedness or obligation is a party or by which it is bound.

We are expressing no opinion as to any obligations that parties other than AEGON may have under or in respect of the Debt Securities, the Guarantees or the Subordinated Notes or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

D.        LIMITATIONS AND QUALIFICATIONS

1.            We do not express any opinion herein concerning any law other than the Federal law of the United States of America, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.  In particular, we do not purport to pass on any matter governed by the laws of the Netherlands.

We know that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.3 thereto.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Allen & Overy LLP

Allen & Overy LLP